EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MARSHALL GELLER APPOINTED TO BOARD OF DIRECTORS OF

BLUE HOLDINGS INC.

        City of Commerce, CA — August 3, 2005 — Blue Holdings Inc. (OTC BB: BLHL), designer, manufacturer and distributor of high-end fashion jeans and denim apparel, announced the appointment of Marshall Geller to its Board of Directors effective as of August 1, 2005. Mr. Geller fills the position previously held by David Weiner, who resigned from the board on July 28, 2005 for personal reasons.

        Marshall Geller was appointed as a member of the Board of Directors, and a member of the Audit Committee of the Board. Mr. Geller is a co-founder and Senior Managing Director of St. Cloud Capital Partners, LP, a Los Angeles, California-based mezzanine fund formed in December 2001. He is also the Chairman and CEO of Geller & Friend Capital Partners, a Los Angeles based private merchant bank.

         Mr. Geller has extensive experience initiating, arranging and making investments in public and private companies. Mr. Geller spent over twenty years as Senior Managing Director for Bear, Stearns & Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. He is currently a director of public companies including 1st Century Bank, NA (Nasdaq: FCNA); ValueVision Media, Inc. (NasdaqNM: VVTV); GP Strategies Corporation (NYSE: GPX); and Viking Systems, Inc. (OTCBB: VKSY). Mr. Geller also serves as a member of the Board of Governors of Cedars-Sinai Medical Center, Los Angeles. He was previously the Interim Co-Chairman of Hexcel Corporation (NYSE: HXL) and Interim President and COO of Players International, Inc. Mr. Geller graduated from California State University, Los Angeles, with a BS in Business Administration, where he currently serves on the Dean’s Advisory Council for the College of Business & Economics.

        “Mr. Geller is a distinguished member of the Southern California financial services community and has served as director on numerous public, private and charitable organization boards,” said Paul Guez, Chairman, Chief Executive Officer and President of Blue Holdings Inc. “We welcome his broad experience and spirit of dedication which have brought him respect and recognition in the business and philanthropic communities.”

-more-

Geller Named to Blue Holdings Board of Directors

About Blue Holdings Inc.

        Blue Holdings Inc., directly and through its wholly owned subsidiary Antik Denim, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories with a western flair under the “Antik Denim” and “Yanuk” brands, both in the United States and internationally. Blue Holdings currently sells men’s and women’s styles and is in the process of launching a children’s line. Antik Denim and Yanuk jeans are made from high quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings’ concepts, design, embellishments, patent-pending pockets, and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as may be detailed from time to time in Blue Holdings’ filings with the United States Securities and Exchange Commission. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Patrick Chow
Chief Financial Officer
Blue Holdings Inc.
City of Commerce, CA
(323) 725-5555
patrick.chow@blueholdings.com

Pamela A. Solly
Keating After Market Support, LLC
Greenwood Village, CO
(720) 489-5876
ps@keatinginvestments.com